UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2014

BRICK TOP PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Florida	333-176093	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Glades Road, Ste. 500 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 826-9307

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On December 29, 2014, Brick Top Productions, Inc. (the “Company”) entered into a debt conversion agreement (the “Debt Conversion Agreement”) with Alexander Bafer, the Company’s chief executive officer, pursuant to which the Company and Mr. Bafer agreed to convert outstanding debt owed by the Company to Mr. Bafer, in the amount of $100,000, into shares of Company common stock at a conversion price of $0.005 per share. Pursuant to the terms of the Debt Conversion Agreement, on December 29, 2014, Mr. Bafer’s outstanding loan was converted into 20,000,000 shares of Company common stock.

A copy of the Debt Conversion Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Debt Conversion Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02.

Unregistered Sales of Equity Securities.

On December 22, 2014, the Company entered into a subscription agreement with Herbert Tabin, an accredited investor, pursuant to which Mr. Tabin subscribed for 800,000 shares of Company common stock at a purchase price of $0.005 per share, for a total purchase price of $4,000, and the Company agreed to sell such shares to Mr. Tabin.

Also on December 22, 2014, the Company entered into a subscription agreement with Anthony Scirpoli, an accredited investor, pursuant to which Mr. Scirpoli subscribed for 800,000 shares of Company common stock at a purchase price of $0.005 per share, for a total purchase price of $4,000, and the Company agreed to sell such shares to Mr. Scirpoli.

On December 29, 2014, the Company entered into the Debt Conversion Agreement. The information called for by this Item 3.02 relating to the Debt Conversion Agreement is contained in Item 1.01 hereof and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit
10.1	Debt Conversion Agreement dated as of December 29, 2014 by and between Brick Top Productions, Inc. and Alexander Bafer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 30, 2014

BRICK TOP PRODUCTIONS, INC.

BY:     /s/ Alexander Bafer

Alexander Bafer, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Debt Conversion Agreement dated as of December 29, 2014 by and between Brick Top Productions, Inc. and Alexander Bafer.